As Amended through March 16, 2005

                                     BYLAWS

                                       OF

                                 TEKTRONIX, INC.

                                    ARTICLE I

                                  SHAREHOLDERS

                Section 1. Annual Meeting. The annual meeting of shareholders shall be held on the date and at the time each year as shall be fixed by the board of directors and stated in the notice of meeting, for the purpose of electing directors and for the transaction of such other business as may properly come before the meeting.

                Section 2. Special Meetings. Special meetings of the shareholders may be called by the Chairman of the Board or by the board of directors, and shall be called by the Chairman of the Board at the request of the holders of not less than one tenth of all the outstanding shares of the corporation entitled to vote at the meeting.

                Section 3. Place of Meetings. The place of each annual meeting and any special meeting of the shareholders shall be determined by the board of directors.

                Section 4. Notice of Meeting. Written or printed notice stating the date, time and place of the shareholders meeting and, in the case of a special meeting or a meeting for which special notice is required by law, the purposes for which the meeting is called, shall be delivered by the corporation to each shareholder entitled to vote at the meeting and, if required by law, to any other shareholders entitled to receive notice, not earlier than sixty days nor less than thirty days before the meeting date. If mailed, the notice shall be deemed delivered when it is mailed to the shareholder with postage prepaid at the shareholder's address shown in the corporation's record of shareholders.

                Section 5. Closing of Transfer Records or Fixing of Record Date. The board of directors may fix a future date as the record date to determine the shareholders entitled to notice of a shareholders meeting, demand a special meeting, vote, take any other action or receive payment of any share or cash dividend or other distribution. This date shall not be earlier than seventy days or, in the case of a meeting, later than thirty-five days before the meeting or action requiring a determination of shareholders. The record date for any meeting, vote or other action of the shareholders shall be the same for all voting groups. If not otherwise fixed by the board of directors, the record date to determine shareholders entitled to notice of and to vote at an annual or special shareholders meeting is the close of business on the day before the notice is first mailed or delivered to shareholders. If not otherwise fixed by the board of directors, the record date to determine shareholders entitled to receive payment of any share or cash dividend or other distribution is the close of business on the day the board of directors authorizes the share or cash dividend or other distribution.

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                Section 6. Voting Lists. After a record date for a meeting is fixed, the corporation shall prepare an alphabetical list of all shareholders entitled to notice of the shareholders meeting. The list shall be arranged by voting group and, within each voting group, by class or series of shares, and it shall show the address of and number of shares held by each shareholder. The shareholders list shall be available for inspection by any shareholder, upon proper demand as may be required by law, beginning two business days after notice of the meeting is given and continuing through the meeting, at the corporation's principal office or at a place identified in the meeting notice in the city where the meeting will be held. The corporation shall make the shareholders list available at the meeting, and any shareholder or the shareholder's agent or attorney shall be entitled to inspect the list at any time during the meeting or any adjournment. Refusal or failure to prepare or make available the shareholders list does not affect the validity of action taken at the meeting.

                Section 7. Quorum; Adjournment.

                (a) Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. A majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter.

                (b) A majority of votes represented at the meeting, although less than a quorum, may adjourn the meeting from time to time to a different time and place without further notice to any shareholder of any adjournment. At an adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting originally held.

                (c) Once a share is represented for any purpose at a meeting, it shall be present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for the adjourned meeting. A new record date must be set if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

                Section 8. Voting. If a quorum exists, action on a matter, other than the election of directors, by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless a greater number of affirmative votes is required by law or the Restated Articles of Incorporation. Unless otherwise provided in the Restated Articles of Incorporation, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

                Section 9. Proxies. A shareholder may vote shares in person or by proxy. A shareholder may authorize a person or persons to act for the shareholder as proxy in any manner permitted by law. An authorization of a proxy is effective when received by the Secretary or other officer of the corporation authorized to tabulate votes. An authorization of a proxy is valid for 11 months unless a different period is provided in the authorization form. An authorization of a proxy is revocable by the shareholder unless the authorization form conspicuously states that it is irrevocable and the authorization is coupled with an interest that has not been extinguished.

                Section 10. Voting of Shares by Certain Holders.

                (a) Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such other corporation may determine.

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                (b) Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

                (c) Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

                (d) A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

                (e) Neither treasury shares nor shares held by the corporation in a fiduciary capacity, nor shares held by another corporation if a majority of the shares entitled to vote for the election of directors of such other corporation is held by the corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time.

                Section 11. Proper Business for Shareholders' Meeting. To be properly brought before the meeting, business must be either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors, (b) otherwise properly brought before a meeting by or at the direction of the board of directors, or (c) otherwise properly brought before the meeting by a shareholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive office of the corporation not less than 45 days nor more than 120 days prior to the date on which the corporation first mailed its proxy materials for the prior year's annual meeting of shareholders; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed (other than as a result of adjournment) by more than 30 days from the anniversary of the previous year's annual meeting, notice by the shareholder to be timely must be delivered not later than the close of business on the later of the 75th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. A shareholder's notice to the Secretary shall set forth (a) one or more matters appropriate for shareholder action that the shareholder proposes to bring before the meeting,
(b) a brief description of the matters desired to be brought before the meeting and the reasons for conducting such business at the meeting, (c) the name and record address of the shareholder, (d) the class and number of shares of the corporation that the shareholder owns or is entitled to vote and (e) any material interest of the shareholder in such matters. Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedure set forth in this Section 11; provided, however, that nothing in this Section 11 shall be deemed to preclude discussion by any shareholder of any business properly brought before the annual meeting. The Chairman of the Board shall, if the facts warrant, determine and declare to the meeting that the business was not properly brought before the meeting in accordance with the provisions of this Section 11, and if the Chairman of the Board should so determine, shall so declare to the meeting any such business not properly brought before the meeting shall not be transacted. For purposes of this section, "public announcement" shall mean disclosure in a press release reported by

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the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934.

                Section 12. Shareholder Nomination of Directors. Not less than 45 days nor more than 120 days prior to the date on which the corporation first mailed its proxy materials for the prior year's annual meeting of shareholders, any shareholder who intends to make a nomination at the annual meeting shall deliver a notice to the Secretary of the corporation setting forth (a) as to each nominee whom the shareholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of the nominee, (ii) the principal occupation or employment of the nominee, (iii) the class and number of shares of capital stock of the corporation that are beneficially owned by the nominee and (iv) any other information concerning the nominee that would be required, under the rules of the Securities and Exchange Commission, in a proxy statement soliciting proxies for the election of such nominee; and (b) as to the shareholder giving the notice, (i) the name and record address of the shareholder and (ii) the class and number of shares of capital stock of the corporation that are beneficially owned by the shareholder; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed (other than as a result of adjournment) by more than 30 days from the anniversary of the previous year's annual meeting, notice by the shareholder to be timely must be delivered not later than the close of business on the later of the 75th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Such notice shall include a signed consent to serve as a director of the corporation, if elected, of each such nominee. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as a director of the corporation. For purposes of this section, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934.

                Section 13. Shareholder Nomination of Directors - Special Meetings. Any shareholder who intends to make a nomination at any special meeting of shareholders held for the purpose of electing directors shall deliver a timely notice to the Secretary of the corporation setting forth (a) as to each nominee whom the shareholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of the nominee, (ii) the principal occupation or employment of the nominee, (iii) the class and number of shares of capital stock of the corporation that are beneficially owned by the nominee and (iv) any other information concerning the nominee that would be required, under the rules of the Securities and Exchange Commission, in a proxy statement soliciting proxies for the election of such nominee; and (b) as to the shareholder giving the notice, (i) the name and record address of the shareholder and (ii) the class and number of shares of capital stock of the corporation that are beneficially owned by the shareholder. To be timely for these purposes, such notice must be given (a) if given by the shareholder (or any of the shareholders) who or that made a demand for a meeting pursuant to which such meeting is to be held, concurrently with the delivery of such demand, and (b) otherwise, not later than the close of business on the 10th day following the day on which the notice of the special meeting was mailed. Such notice shall include a signed consent to serve as a director of the corporation, if elected, of each such nominee. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as a director of the corporation.

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                Section 14. Oregon Control Shares Act. Sections 60.801 to 60.816
of the Oregon Business Corporation Act, known as the "Oregon Control Share Act," do not apply to acquisitions of the corporation's voting shares (as defined in the Oregon Control Share Act).

                                   ARTICLE II

                               BOARD OF DIRECTORS

                Section 1. General Powers. The business and affairs of the corporation shall be managed by its board of directors.

                Section 2. Number, Tenure and Qualifications. The number of directors of the Corporation shall be at least six and no more than nine. Within this range, the number of directors as of March 16, 2005 shall be eight, and the number of directors shall otherwise be determined from time to time by the Board of Directors. The term of a director shall expire at the next annual meeting of shareholders after his or her election. No reduction in the number of directors shall shorten the term of any incumbent director. Despite the expiration of a director's term, the director shall continue to serve until the director's successor is elected and qualified or the number of directors is decreased. Directors need not be residents of Oregon or shareholders of the corporation.

                Section 3. Annual and Regular Meetings. The annual meeting of the board of directors may be held before or after the annual meeting of shareholders, on the day and at the time and place designated by the Chairman of the Board. The board of directors may provide by resolution, the time and place, either within or without the State of Oregon, for the holding of regular meetings without notice other than such resolution.

                Section 4. Special Meetings. Special meetings of the board of directors may be called by or at the request of the Chairman of the Board or any two directors. The person or persons authorized to call special meetings of the board of directors may fix any place, either within or without the State of Oregon, as the place for holding any special meeting of the board of directors called by them.

                Section 5. Notice. Notice of the date, time and place of any special meeting of the board of directors shall be given at least three days prior to the meeting by notice communicated in person, by telephone, telegraph, teletype, other form of wire or wireless communication, mail or private carrier. If written, notice shall be effective at the earliest of (a) when received, (b) five days after its deposit in the United States mail, as evidenced by the postmark, if mailed postpaid and correctly addressed, or (c) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested and the receipt is signed by or on behalf of the addressee. Notice by all other means shall be deemed effective when received by or on behalf of the director. Notice of any regular or special meeting need not describe the purposes of the meeting unless required by law or the Restated Articles of Incorporation.

                Section 6. Quorum. A majority of the number of directors fixed by Section 2 of this Article II shall constitute a quorum for the transaction of business at any meeting of the board of directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

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                Section 7. Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, unless a greater number is required by law or these bylaws.

                Section 8. Vacancies. Any vacancy on the board of directors, including a vacancy resulting from an increase in the number of directors, may be filled by the shareholders, the board of directors, the remaining directors if less than a quorum (by the vote of a majority thereof) or by a sole remaining director. Any vacancy not filled by the directors shall be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose. A vacancy that will occur at a specified later date, by reason of a resignation or otherwise, may be filled before the vacancy occurs, but the new director may not take office until the vacancy occurs.

                Section 9. Compensation. By resolution of the board of directors, the directors may be paid their expenses, if any, of attendance at each meeting of the board of directors, and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefore.

                Section 10. Presumption of Assent. A director of the corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action. It shall be the duty of the person acting as secretary of the meeting to record in the minutes any negative votes, abstentions or dissents if requested to do so by the director so voting, abstaining or dissenting.

                Section 11. Informal Action by Directors. Any action required to be taken at a meeting of directors, or any action which may be taken at a meeting of directors, may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all the directors entitled to vote with respect to the subject matter thereof. Such consent shall have the same effect as a unanimous vote of the directors.

                Section 12. Removal. The shareholders may remove one or more directors with or without cause at a meeting called expressly for that purpose, unless the Restated Articles of Incorporation provide for removal for cause only.

                Section 13. Transactions with Directors. Any contract or other transaction between the corporation and one or more of its directors, or between the corporation and another party in which one or more of its directors are interested shall be valid notwithstanding the presence or participation of such director or directors in a meeting of the board of directors which acts upon or in reference to such contract or transaction, if the fact of such interest shall be disclosed or known to the board of directors and it shall authorize and approve such contract or transaction by a vote of a majority of the directors present. Such interested director or directors may be counted in determining whether a quorum is present at any such meeting, but shall not be counted in calculating the majority necessary to carry such vote. This section shall not invalidate any contract or other transaction which would otherwise be valid under applicable law.

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                  Section 14. Meeting by Telephone Conference Call. A meeting of the board of directors may be held by means of conference telephone or similar communications equipment through which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this section shall constitute presence in person at the meeting. Notice (including waiver of notice) and quorum requirements as specified in Sections 5 and 6 of this Article shall apply to meetings pursuant to this section. A record shall be kept of the action taken for insertion into the minute book.

                                   ARTICLE III

                                   COMMITTEES

                Section 1. Designation. The board of directors, by resolution adopted by a majority of the number of directors fixed by Section 2 of Article II of these bylaws, may designate from among its members an executive committee and one or more other committees. The designation of a committee, and the delegation of authority to it, shall not operate to relieve the board of directors, or any member thereof, of any responsibility imposed upon it or him by law. No member of any committee shall continue to be a member thereof after he ceases to be a director of the corporation. The board of directors shall have the power at any time, by resolution adopted by a majority of the number of directors fixed by Section 2 of Article II of these bylaws, to increase or decrease the number of members of any committee, to fill vacancies thereon, to change any member thereof, and to change the functions or terminate the existence thereof.

                Section 2. Powers. During the interval between meetings of the board of directors, and subject to such limitations as may be imposed by resolution of the board of directors, the executive committee shall have and may exercise all the authority of the board of directors in the management of the corporation. Any other committee shall have such authority of the board of directors, as the board shall delegate by resolution adopted by a majority of the number of directors fixed by Section 2 of Article II of these bylaws. Notwithstanding the foregoing, neither the executive committee nor any other committee shall have the authority of the board of directors in reference to amending the articles of incorporation; adopting a plan of merger or consolidation; recommending to the shareholders the sale, lease, exchange, mortgage, pledge or other disposition of all or substantially all the property and assets of the corporation otherwise than in the usual and regular course of its business; recommending to the shareholders a voluntary dissolution of the corporation or revocation thereof; or amending the bylaws of the corporation. Reports on actions taken by a committee shall be submitted to the next succeeding meeting of the board of directors.

                Section 3. Procedure; Meetings; Quorum. Each committee shall appoint a chairman from among its members and a secretary who may, but need not, be a member of the committee or of the board of directors. The chairman shall preside at all committee meetings and the secretary shall keep a record of its proceedings. Regular meetings of a committee, of which no notice shall be necessary, shall be held on such days and at such places as shall be fixed by resolution adopted by a majority of the committee. Special meetings of a committee shall be called at the request of any member of the committee, and shall be held upon notice by letter or telegram mailed or delivered for transmission not later than during the second day preceding the day of the meeting, or by word of mouth or telephone received not later than the day immediately preceding the day of the meeting. Any notice required by this section may be waived in writing signed by the member or members

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entitled to the notice, whether before, or after the meeting time stated
therein. Attendance of any member of a committee at a special meeting shall constitute a waiver of notice of such meeting. A majority of the committee, from time to time, shall be necessary to constitute a quorum for the transaction of business, and the act of a majority of the members present at a meeting at which a quorum is present shall be the act of the committee. The board of directors may vote to the members of any committee a reasonable fee as compensation for attendance at meetings of such committee.

                Section 4. Meeting by Telephone Conference Call. A meeting of a committee may be held by means of conference telephone or similar telephone communications equipment through which all persons participating in the meeting can hear each other. Participation in the meeting pursuant to this section shall constitute presence in person at the meeting. Notice (including waiver of notice) and quorum requirements as specified in Section 3 of this Article shall apply to meetings pursuant to this section. A record shall be kept of action taken for insertion into the minute book.

                Section 5. Informal Action by Committee. Any action which may be taken at a meeting of a committee may be taken without a meeting if a consent in writing setting forth the actions so taken shall be signed by all members of the committee entitled to vote with respect to the subject matter thereof. The action shall be effective on the date when the last signature is placed on the consent or at such earlier time as is set forth therein. The consent shall have the same effect as a unanimous vote of the committee.

                                   ARTICLE IV

                                    OFFICERS

                Section 1. Number. The officers of the corporation shall be a Chairman of the Board of Directors (the "Chairman of the Board"); a President; a Secretary; and such other officers and assistant officers as may be elected or appointed from time to time by the board of directors. The officers of the corporation shall have such powers and duties as may be prescribed by the board of directors. Any two or more offices may be held by the same person.

                Section 2. Election and Term of Office. The officers of the corporation shall be elected annually by the board of directors at the first meeting of the board of directors held after the annual meeting of the shareholders. If the election of officers shall not be held at the meeting, it shall be held as soon thereafter as is convenient. Each officer shall hold office until a successor shall have been duly elected and shall have qualified or until the officer's death, resignation or removal in the manner hereinafter provided.

                Section 3. Removal. Any officer or agent elected or appointed by the board of directors may be removed by the board of directors at any time with or without cause. Election or appointment of an officer or agent shall not of itself create contract rights.

                Section 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term.

                Section 5. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the board of directors and shareholders. The Chairman of the Board shall perform such other duties as may be prescribed from time to time by the board of directors.

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The Chairman of the Board may execute in behalf of the corporation all contracts, agreements, stock certificates and other instruments. The Chairman of the Board shall from time to time report to the board of directors all matters within the Chairman's knowledge affecting the corporation which should be brought to the attention of the board. The Chairman of the Board, or such other individuals as may be designated by the Board of Directors from time to time, may vote all shares of stock in other corporations owned by the corporation, and shall be empowered to execute proxies, waivers of notice, consents and other instruments in the name of the corporation with respect to such stock.

                Section 6. President. The President shall supervise the operations of the corporation, subject to the direction of the board of directors and the Chairman of the Board. The President shall from time to time report to the board of directors all matters within the President's knowledge affecting the corporation which should be brought to the attention of the board. The President, or such other individuals as may be designated by the President or the Board of Directors from time to time, shall vote all shares of stock in other corporations owned by the corporation, and shall be empowered to execute proxies, waivers of notice, consents and other instruments in the name of the corporation with respect to such stock. The President shall perform such other duties as may be prescribed from time to time by the board of directors or the Chairman of the Board.

                Section 7. Secretary. The Secretary shall keep the minutes of all meetings of the directors and shareholders, and shall have custody of the minute books and other records pertaining to the corporate business. The Secretary shall countersign all stock certificates and other instruments requiring the seal of the corporation and shall perform such other duties as may be prescribed from time to time by the board of directors.

                Section 8. Chief Executive Officer and Chief Financial Officer. The Board of Directors shall determine which officers shall be the Chief Executive Officer and the Chief Financial Officer, respectively.

                Section 9. Salaries. The salaries of the officers shall be fixed from time to time by the board of directors and no officer shall be prevented from receiving such salary because the officer is also a director of the corporation.

                                  ARTICLE IV-A

                             NON-CORPORATE OFFICERS

        A. The Board of Directors may designate one or more officers who have the power, in the exercise of his or her discretion, to appoint persons to hold positions and titles such as vice president, treasurer, assistant vice president, assistant secretary, president of a division, or similar titles as the business of the corporation may require, subject to such limits in appointment power as the board of directors may determine. Each such appointee shall have such title, shall serve in such capacity, and shall have such authority and perform such duties as the appointing officer shall determine; provided that no such appointee shall have executive powers, be in charge of a principal business unit, division or function or perform similar policy making functions. The board of directors shall be advised of any such appointment at a meeting of the board of directors, and the appointment shall be noted in the minutes of the meeting. The minutes shall state that such persons are non-corporate officers appointed pursuant to this Article IV-A of these bylaws.

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        B. Any such appointee, absent specific election by the board of directors as an elected corporate officer (i) shall not be considered an officer elected by the board of directors pursuant to Article IV of these bylaws, (ii) shall not be considered an 'officer' of the corporation for the purposes of Rule 3b-2 promulgated under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the "Act"), or an 'executive officer' of the corporation for the purposes of Rule 3b-7 promulgated under the Act, and similarly shall not be considered an 'officer' of the corporation for the purposes of Section 16 of the Act, or an 'executive officer' of the corporation for the purposes of Section 14 of the Act, and (iii) shall be empowered to represent himself or herself to third parties as an appointed vice president, etc., only, and shall be empowered to execute documents, bind the corporation, or otherwise act on behalf of the corporation only as authorized by the Chairman of the Board or the President of the corporation or by resolution of the board of directors. An elected corporate officer of the corporation may also be appointed to a position pursuant to this Article IV-A.

        C. A person appointed to a position pursuant to this Article IV-A may be removed at any time by the Chairman of the Board or by the board of directors of the corporation.

                                    ARTICLE V

                       INDEMNITY OF DIRECTORS AND OFFICERS

        A. The corporation shall indemnify to the fullest extent then permitted by law any person who is made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise (including an action, suit or proceeding by or in the right of the corporation) by reason of the fact that the person is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against all expenses (including attorneys' fees), judgments, amounts paid in settlement and fines actually and reasonably incurred in connection therewith.

        B. Expenses incurred in connection with an action, suit or proceeding may be paid or reimbursed by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amounts if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation.

        C. The indemnification provided hereby shall not be deemed exclusive of any other rights to which those indemnified may be entitled under the Restated Articles of Incorporation, any statute, agreement, or vote of shareholders or directors or otherwise, both as to action in any official capacity and as to action in another capacity while holding an office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person.

        D. The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or fiduciary with respect to any employee benefit plans of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent, or as a fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against and incurred by the person in any such

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

capacity, or arising out of the person's status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of the Restated Articles of Incorporation or the Oregon Business Corporation Act.

        E. Any person other than a director or officer who is or was an employee or agent of the corporation, or fiduciary within the meaning of the Employee Retirement Income Security Act of 1974 with respect to any employee benefit plans of the corporation, or is or was serving at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise may be indemnified to such extent as the board of directors in its discretion at any time or from time to time may authorize.

                                   ARTICLE VI

                      CONTRACTS, LOANS, CHECKS AND DEPOSITS

                Section 1. Contracts. The board of directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

                Section 2. Loans. No loans shall be contracted on behalf of the corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the board of directors. Such authority may be general or confined to specific instances.

                Section 3. Checks, Draft, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by or pursuant to resolution of the board of directors.

                Section 4. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the board of directors may select.

                                   ARTICLE VII

                   CERTIFICATES FOR SHARES AND THEIR TRANSFER

                Section 1. Certificates for Shares. Certificates representing shares of the corporation shall be in such form as shall be determined by the board of directors. Such certificates shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary and may be sealed with the seal of the corporation or a facsimile thereof. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the share transfer records of the corporation. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefore upon such terms and indemnity to the corporation as the board of directors may prescribe.

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

                Section 2. Transfer of Shares. Transfer of shares of the corporation shall be made only on the share transfer records of the corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the corporation. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

                Section 3. Transfer Agent and Registrar. The board of directors may from time to time appoint one or more transfer agents and one or more registrars for the shares of the corporation, with such powers and duties as the board of directors shall determine by resolution. The signatures of the president or vice president and the secretary or assistant secretary upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the corporation itself or an employee of the corporation.

                Section 4. Officer Ceasing to Act. In case any officer who has signed or whose facsimile signature has been placed upon a stock certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issuance.

                Section 5. Fractional Shares. The corporation shall not issue certificates for fractional shares.

                                  ARTICLE VIII

                                   FISCAL YEAR

                The fiscal year of the corporation shall end on the last Saturday in May of each year.

                                   ARTICLE IX

                                    DIVIDENDS

                The board of directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law.

                                    ARTICLE X

                                      SEAL

                The seal of the corporation shall be in the form of a circle containing therein "TEKTRONIX, INC. CORPORATE SEAL OREGON."

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

                                   ARTICLE XI

                                   AMENDMENTS

                These bylaws may be altered, amended or repealed and new bylaws may be adopted by the board of directors at any regular or special meeting.

                I HEREBY CERTIFY that the foregoing are the bylaws of TEKTRONIX, INC. adopted at a meeting of the board of directors of the company held on September 9, 1963, and as amended with regard to Article IV at a meeting of the board of directors of the company held on December 22, 1966, and as amended with regard to Article IV at a meeting of the board of directors of the company held on January 30, 1969, and as amended with regard to Article II at a meeting of the board of directors of the company held on July 17, 1969, and as amended with regard to Article IV at a meeting of the board of directors of the company held on September 24, 1970, and as amended with regard to Article IV at a meeting of the board of directors of the company held on September 30, 1971, and as amended with regard to Article V at a meeting of the board of directors of the company held on September 27, 1973, and as amended with regard to Article IV at a meeting of the board of directors of the company held on September 26, 1974, and as amended with regard to Article I at a meeting of the board of directors of the company held on April 28, 1977, and as amended with regard to Article I at a meeting of the board of directors of the company held on May 20, 1977, and as amended with regard to Article IV at a meeting of the board of directors of the company held on January 18, 1979, and as amended with regard to Article II at a meeting of the board of directors of the company held on February 28, 1980, and as amended with regard to Article II at a meeting of the board of directors of the company held on May 22, 1980, and as amended with regard to Articles I, II and III at a meeting of the board of directors of the company held on June 25, 1980, and as amended with regard to Article II at a meeting of the board of directors of the company held on September 9, 1980, with the amendment to be effective September 27, 1980, and as amended with regard to Article I at a meeting of the board of directors of the company held on July 23, 1981, and approved by the shareholders at a meeting held on September 26, 1981, and as amended with regard to Article VI at a meeting of the board of directors of the company held on May 3, 1983, and as amended with regard to Article II at a meeting of the board of directors of the company held on June 30, 1983, and as amended with regard to Articles III and IV at a meeting of the board of directors of the company held on March 1, 1984, and as amended with regard to
Article I at a meeting of the board of directors of the company held on December 6, 1984, and as amended with regard to Article II at a meeting of the board of directors of the company held on August 13, 1985, and as amended with regard to
Article II at a meeting of the board of directors of the company held on October 24, 1985, and as amended with regard to Article II at a meeting of the board of directors of the company held on July 17, 1986, and as amended with regard to
Article V at a meeting of the board of directors of the company held on September 27, 1986, and as amended with regard to Article II at a meeting of the board of directors of the company held on June 23, 1988, and as amended with regard to Article II at a meeting of the board of directors of the company held on July 21, 1988, and as amended with regard to Article II at a meeting of the board of directors of the company held on July 20, 1989, and as amended with regard to Articles I, II and IV at a meeting of the board of directors of the company held on November 29, 1989, and as amended with regard to Articles II and IV at a meeting of the board of directors of the company held on

April 25, 1990, and as amended with regard to Article I at a meeting of the board of directors of the company held on June 20, 1990, and as amended with regard to Article II at a meeting of the board of directors of the company held on July 19, 1990, and as amended with regard to Articles II and IV at a meeting of the board of directors of the company held on October 24, 1990, and as amended with regard to Article II at a meeting of the board of directors of the company held on March 20, 1991, and as amended with regard to Article I at a meeting of the board of directors of the company held on July 17, 1991, and as amended with regard to Articles I, II, IV, and VII at a meeting of the board of directors of the company held on September 26, 1991, and as amended with regard to Article II at a meeting of the board of directors of the company held on January 29, 1992, and as amended with regard to Article II by action of the board of directors of the company without a meeting, effective July 10, 1992, and as amended with regard to Article IV at a meeting of the board of directors of the company held on September 23, 1992, and as amended with regard to Article II by action of the board of directors of the company without a meeting, effective September 24, 1992, and as amended with regard to Article I at a meeting of the board of directors of the company held on October 18, 1992, and as amended with regard to Article II at a meeting of the board of directors of the company held on December 2, 1992, and as amended with regard to Article IV-A at a meeting of the board of directors of the company held on March 31, 1993, and as amended with regard to Articles I and II at a meeting of the board of directors of the company held on June 23, 1994, and as amended with regard to
Article II at a meeting of the board of directors of the company held on December 15, 1994, and as amended with regard to Article II by action of the board of directors of the company without a meeting, effective March 1, 1995, and as amended with regard to Article I at a meeting of the board of directors of the company held on September 20, 1995, and as amended with regard to Article II at a meeting of the board of directors of the company held on January 17, 1996, and as amended with regard to Articles II and IV at a meeting of the board of directors of the company held on June 19, 1996, and as amended with regard to
Article II at a meeting of the board of directors of the company held on March 19, 1997, and as amended with regard to Article II at a meeting of the board of directors of the company held on May 15, 1997, and as amended with regard to
Article II at a meeting of the board of directors of the company held on June 26, 1997, and as amended with regard to Article II at a meeting of the board of directors of the company held on March 17, 1999, and as amended with regard to
Article II at a meeting of the board of directors of the company held on July 6, 1999, and as amended with regard to Article II, IV, and IV-A at a meeting of the board of directors of the company held on January 20, 2000, and as amended with regard to Article I and II at a meeting of the board of directors of the company held on June 21, 2000, and as amended with regard to Article IV at a meeting of the board of directors of the company held on September 21, 2000, and as amended with regard to Article II at a meeting of the board of directors of the company held on June 20, 2002, and as amended with regard to Article II and IV at a meeting of the board of directors of the company held on June 25, 2003, and as amended with regard to Article II at a meeting of the board of directors of the company held on July 31, 2003, and as amended with regard to Article I, Section 9, Article II, Section 2 and Article IV, Section 5 at a meeting of the board of directors of the company held on March 16, 2005.

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